EXHIBIT 1.1


                                                      Draft of December 19, 1996

                                2,500,000 Shares

                            NEXAR TECHNOLOGIES, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT
                             ----------------------


                                           December      , 1996



Sands Brothers & Co., Ltd.
 As Representative of the Several Underwriters
90 Park Avenue
New York, New York 10016

Dear Sirs:

                  Nexar Technologies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule A (the "Underwriters") of this Underwriting Agreement (the "Agreement"), for whom you are acting as representative (the "Representative"), 2,500,000 shares (the "Firm Shares") of Common Stock, par value $.01 per share of the Company (the "Common Stock"). In addition, the Company has agreed to grant to the
Underwriters an option (which may be exercised by the Representative, individually) to purchase an additional 375,000 shares of Common Stock (the "Option Shares") for the purposes set forth in Section 3 hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

                  The Company  also  proposes to issue and sell to you (for your own account and not as Representative of the Several Underwriters) and/or your designees, warrants (the "Representative's Warrants") to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $ per share, which sale will be consummated in accordance with the terms and conditions of the form of Representative's Warrant Agreement filed as an exhibit to the Registration Statement. The shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter sometimes referred to as the "Warrant Shares." The Shares, the Representative's Warrants and the Warrant Shares (collectively, the "Securities") are more fully described in the Registration Statement and the Prospectus, as defined below.

         You have advised the Company that you and the other Underwriters desire to purchase, severally, the Firm Shares and that you have been authorized by the Underwriters to execute this agreement on their behalf. The Company confirms the agreements made by it with respect to the purchase of the Firm Shares by the several Underwriters on whose behalf you are signing this Agreement, as follows:

                  1. Purchase and Sale of Firm Shares. (a) Subject to - the terms and conditions of this Agreement, and upon the basis of the representations, warranties, and agreements herein contained, the Company agrees to issue and sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, to buy from the Company at $ for each Firm Share, at the place and time hereinafter specified, the number of Firm Shares set forth opposite the names of the Underwriters in Schedule A attached hereto plus any additional Firm Shares which such Underwriters may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                  2. Payment and Delivery; Representative's Warrants.

                  (a) Delivery to the Underwriters of and payment for the Firm Shares shall take place at 10:00 a.m., New York Time, on the third full business day (or, if the Firm Shares are priced, as contemplated in Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., New York Time, the fourth full business day) following the date of the initial public offering, at the offices of the Representative, 90 Park Avenue, New York, New York 10016 or at such time on such other date, as may be agreed upon by the Company and the Underwriters (such date hereinafter is referred to as the "Closing Date").

                  (b) The Company will make the certificates for the Shares to be purchased by the Underwriters hereunder available to you for inspection at least 24 hours prior to the Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates"). The certificates shall be in such names and denominations as you may request, at least two (2) full business days prior to the Closing Dates. Time shall be of the essence and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

                  Definitive certificates in negotiable form for the Firm Shares to be purchased by the Underwriters hereunder will be delivered by the Company to you for the accounts of the several Underwriters against payment of the respective purchase prices therefor by the several Underwriters, by federal wire transfer to the Company. The Representative's written confirmation of the effectuation of such federal wire transfer, detailing the specific federal wire number, shall be satisfactory evidence that payment of the purchase price for the Firm Shares has been made for purposes of the Closing Date and, upon presentation of such confirmation, the Company shall be required to deliver certificates in negotiable form for the Firm Shares at such time.


                                       2-






                  In addition, in the event the Underwriters (or the Representative, individually) exercise the option to purchase from the Company all or any portion of the Option Shares pursuant to the provisions of Section 3 hereof, payment for such securities shall be made to the Company by the effectuation of a federal wire transfer at the date of delivery of such securities as required by the provisions of Section 3 hereof.

                  It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make any and all payments required pursuant to this Section 2 on behalf of any Underwriters whose check or checks shall not have been received by the Representative at the time of delivery of the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or underwriters of any of its or their obligations hereunder. It is also understood that you individually rather than all of the Underwriters may (but shall not be obligated to) purchase the Option Shares (as hereinafter defined).

                  It is understood that the several Underwriters propose to offer the Firm Shares to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

                  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from and any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of Shares sold by such entity.

                  (b) On the Closing Date, the Company will sell the Representative's Warrants to Sands Brothers, for its own account and not as Representative of the several Underwriters, or to its designees. The Representative's Warrants will be in the form of, and in accordance with, the provisions of the Representative's Common Stock Purchase Warrant attached as an exhibit to the Registration Statement. The aggregate purchase price for the Representative's Warrants is $100.00. The Representative's Warrants will be restricted from sale, transfer, assignment or hypo- thecation for a period of one year from the Effective Date, except to officers and shareholders of Sands Brothers and to members of the selling group. Payment for the Representative's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Representative's Warrants. The

                                       3-





certificates   representing  the  Representative's  Warrants  will  be  in  such denominations and such names as Sands Brothers may request prior to the Closing Date.

                  3.       Option to Purchase Option Shares.

                           (a) For the purposes of covering any over- allotments
in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants an option to the several Underwriters (which may be exercised, at its option, by the Representative, individually) to purchase all or any part of the Option Shares from the Company. This option may be exercised in whole or in part at anytime and from time to time within 45 days after the effective date of the Registration Statement upon written notice (each, an "Option Share Notice") by the Representative to the Company setting forth the aggregate number of Option Shares to be purchased, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date for such purchase. Such time and date shall be determined by the Representative but shall be at least two and no more than five full business days before the date specified for closing in the Option Share Notice (each an "Option Closing Date"). Delivery of the Option Shares against payment therefor shall take place at the offices of the Representative, 90 Park Avenue, New York, New York 10016. The number of Option Shares to be purchased by each Underwriter, if any, shall bear the same percentage to the total number of Option Shares being purchased by the several Underwriters pursuant to this subsection (a) as the number of Firm Shares such Underwriter is purchasing bears to the total number of Firm Shares being purchased pursuant to subsection (a) of Section 1, as adjusted, in each case by the Representative in such manner as the Representative may deem appropriate. The purchase price to be paid for the Option Shares will be the same price per Option Share as the price per Firm Share set forth in Section 1 hereof.

                           (b) Payment for any Option Shares  purchased  will be
made to the Company by the effectuation of a federal wire transfer, against receipt of the certificates for such securities by the Representative for the respective accounts of the several Underwriters registered in such names and in such denominations as the Representative may request. The Representatives' written confirmation of the effectuation of such federal wire transfer, detailing the specific federal wire number, shall be satisfactory evidence that payment of the purchase price for the Option Shares has been made for purposes of the Option Closing Date and, upon presentation of such confirmation, the Company shall be required to deliver certificates in negotiable form for the Option Shares at such time.


                                       4-





                           (c) The  obligation of the  Underwriters  to purchase
and pay for any of the Option Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) in all material respects of the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, and to the delivery to the Underwriters of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Section 5, 6(b), (c),
(d) and (e) hereof, but with each reference to "Firm Shares," and "Closing Date" to be, respectively, to the Option Shares and the Option Closing Date.

                  4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                           (a) Each of the  Company  and  Intelesys  Corporation
(the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as described in the Registration Statement. Each of the Company and the Subsidiary is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of its activities conducted by each of them or the character of the assets owned or leased by each of them makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely effect the financial condition, results of operations, business or properties of the Company and its Subsidiary, when taken as a whole. Except as set forth in the Prospectus, the Company (i) does not own, and at the Closing Date and, if later, the Option Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity and (ii) is not, and at the Closing Date and, if later, the Option Closing Date will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation, the bylaws or other organizational documents of the Company and the Subsidiary and all amendments thereto have been delivered to the Representative, and no changes therein will be made subsequent to the date hereof and prior to Closing Date or, if later, the Option Closing Date.


                                       5-






                           (b)  The  Company  has  full   corporate   power  and
authority to enter into this Agreement and the Representative's Warrants, to issue and sell the Shares and the Representative's Warrants and to perform its respective obligations thereunder. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and the Representative's Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The execution, delivery and performance of this Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement and the Representative's Warrant Agreement do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the certificate of incorporation, by-laws or other organizational documents of the Company or the Subsidiary; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or the Subsidiary or any of their respective properties or assets is or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business which, in the case of clause (ii) or (iii), would have a material adverse effect on the financial condition, results of operations, business or properties of the Company and the Subsidiary, when taken as a whole or the ability of the Company to consummate the transactions contemplated hereby.

                           (c) The Company has prepared in  conformity  with the
requirements of the Securities Act of 1933 (the"Act") and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333- ) on Form S-1 and has filed one or more amendments thereto, covering the registration of the Shares under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by Item 501(c)(5) of Regulation S-K of the

                                       6-





Regulations, including, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the effective date of the Registration Statement (the "Effective Date") and prior to the Option Closing Date (as hereinafter defined), the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

                           (d)  Neither the  Commission,  nor to the best of the
Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                           (e)  The  Registration   Statement  when  it  becomes
effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date, as the case may be, will comply as to form with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriters expressly for use therein.

                           (f) Arthur  Andersen,  LLP, the  accountants who have
certified certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The financial statements and schedules and the notes thereto and the selected financial statements and summary financial statements filed as part of the Registration Statement and included in the Prospectus present fairly in all material respects the financial position of the Company as of the dates thereof, and the results of oper-

                                       7-





ations and changes in financial position of the Company for the periods indicated therein, in conformity with generally accepted accounting principles (which, as applied to the Company for the periods involved, are substantially identical in all material respects) applied on a consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and the Prospectus.

                           (g) The Company had at the date or dates indicated in
the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date referred to below the adjusted stock capitalization set forth therein. Except as disclosed in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date referred to below, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holders of any of the Company's securities have any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

                           (h) The descriptions in the Registration  State- ment
and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

                           (i)  The  Company  has  filed  with  the  appropriate
federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including, without limitation, franchise tax and sales tax returns, which are required to be filed, which returns are complete and correct in all material respects and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due. All payroll withholdings required to be made by the Company or the Subsidiary with respect to employees have been made. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company. The Company has no tax deficiency which has been or might be


                                       8-





asserted or threatened against the Company or its business, properties, business
prospects,   condition  (financial  or  otherwise),  net  worth  or  results  of operations.

                           (j)  The  outstanding  shares  of  Common  Stock  and
outstanding options and warrants to purchase shares of Common Stock have been duly authorized and validly issued. The outstanding shares of Common Stock are fully paid and nonassessable. The outstanding options and warrants to purchase Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and except that rights to indemnification and contribution thereunder and under this Agreement may be limited by United States or state securities laws or public policy relating thereto. None of the outstanding shares of Common Stock or options or warrants to purchase shares of Common Stock has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Stock and outstanding options and warrants to purchase Common Stock were at all relevant times either registered under the Act, the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Stock and outstanding options and warrants to purchase Common Stock conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

                           (k) The  issuance  and sale of the  Shares  have been
duly authorized and, when issued and delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable. The holders of the Shares will not be subject to personal liability solely by reason of being such holders and none of the Shares will be subject to preemptive rights of any shareholder of the Company.

                           (l) The  issuance  and  sale of the  Representative's
Warrants have been duly authorized and, when issued, paid for and delivered pursuant to the terms of this Agreement or the Representative's Warrant Agreement, as the case may be, the Representative's Warrants will constitute valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except that rights to indemnification and contribution thereunder and under this Agreement may be limited by United States or state securities laws or public policy relating thereto. A sufficient number of shares of Common Stock


                                       9-





have been duly reserved for issuance upon exercise of the Representative's Warrants in accordance with the provisions of the Representative's Warrants. The Representative's Warrants will conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

                           (m) The Company is not in violation of, or in default
under, (i) any term or provision of its certificate of incorporation, by-laws, or any other organizational documents; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, which, in the case of clause (ii) and (iii), would have a material adverse effect on the financial condition, results of operations, business or properties of the Company or the ability of the Company to consummate the transactions contemplated hereby. The Company and the Subsidiary own, possess or have obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations ("Permits") necessary to own or lease, as the case may be, and to operate their respective properties, and to conduct their respective business or operations as presently conducted, except where the failure to own, possess or obtain such Permits would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and the Subsidiary, when taken as a whole. All such Permits are outstanding and in good standing, and there are no proceedings pending or, to the best of the Company's or the Subsidiary's knowledge, threatened, or any basis therefor, seeking to cancel, terminate or limit such Permits.

                           (n) Except as set forth in the Prospectus,  there are
no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or involving the Company's properties or business which, if determined adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the financial position, results of operations, properties, or business of the Company or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, except as disclosed in the Prospectus, is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any


                                       10-





court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, or the Company's properties or business is bound or subject which would be material to the Company.

                           (o) The Company has not  incurred any  liability  for
any finder's fees or similar payments in connection with the transactions herein contemplated other than payments previously made to the Representative.

                           (p)  (i)  The  Company  has   sufficient   title  and
ownership of, or license or other rights to, or have applied for, all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, information, proprietary rights, technologies, know-how and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted, as described in the Prospectus.

                           (ii) Except as disclosed in the Prospectus, no claims
have been asserted by any person to the ownership or use of any Intellectual Property or challenging or questioning the validity or effectiveness of any such license or agreement and the Company has no knowledge of any valid basis for any such claim. The use of the Intellectual Property by the Company does not infringe on the rights of any person and there are no pending or, to the knowledge of the Company, threatened claims nor has it been alleged that the Intellectual Property is engaged in such infringements. All of the trademark and trade name registrations, patents and copyrights are in full force and effect. Other than potential sublicensees of the Company, no other person has any right to use any Intellectual Property for similar or related products in competition with the products of the Company and no other person is infringing any of the Intellectual Property.

                           (iii)  The   Company  has  taken   reasonable   steps
sufficient to safeguard and maintain the secrecy and confidentiality of, or their respective proprietary rights in, all of the unpatented know how, technology, proprietary processes, formulae, and other information owned by it. Without limiting the generality of the foregoing, the Company has obtained confidentiality and secrecy agreements from all past and present employees and independent third parties involved in the invention or creation of their respective Intellectual Properties.

                           (q)   Since   the   respective   dates  as  of  which
information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liability


                                       11-





or obligation (absolute or contingent), except liabilities and obligations incurred in the ordinary course of business, and has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company, other than as set forth or contemplated in the Prospectus.

                           (r) The Company  owns no real  property.  The Company
has good title to all material personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company. The leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid and subsisting and neither the Company, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The Company has not received any notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties the violation of which would have a material adverse effect on the Company.

                           (s)  Each  material   contract  or  other  instrument
(however characterized or described) to which the Company is a party or by which its properties or business is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed by the Company and, assuming that such contracts or other instruments have been properly executed by parties other than the Company, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; and none of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's

                                       12-





knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default there- under.

                           (t) The employment agreements between the Company and
its officers and employees, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity and public policy and subject to the possible finding by a court of competent jurisdiction that the scope, time period or geographic range of any post-employment non-competition restriction exceeds that required to protect the Company's legitimate interests.

                           (u)  Except  as  set  forth  in the  Prospectus,  the
Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974. To the best of the Company's knowledge, no labor problem exists with any of the Company's employees or is imminent which could have a material adverse affect on the Company.

                           (v) The  Company has filed a  registration  statement
pursuant to Section 12(g) of the Exchange Act to register the Common Stock, has filed an application to list the Shares on the NASDAQ National Market, and has received notification that the listing has been approved, subject to notice of issuance.

                           (w) The Company has adequately insured its properties
against loss or damage by fire or other casualty and maintains, in amounts which it deems, in good faith, to be adequate, such other insurance, including but not limited to, liability insurance, as is usually maintained by companies engaged in the same or similar businesses located in its geographic area.

                           (x) Neither the Company nor, to its knowledge, any of
its officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company

                                       13-





(or to assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company; or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company, taken as a whole.

                           (y) Except as set forth in  Prospectus,  no  officer,
director, principal stockholder or partner of the Company, or any "affiliate" or "associate" (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any of the foregoing persons or entities has or has had, either directly or indirectly, (i) an interest in any person or entity which (A) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in the prospectus under "Certain Transactions," there are no existing, agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company, and any officer, director, Principal Stockholder (as such term is defined in the Prospectus) of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities.

                           (z) The minute  books of the  Company  have been made
available to the Underwriters and contain a complete record in all material respects of all meetings and actions of the directors and stockholders of the Company since the time of its respective incorporation, and accurately reflects all transactions referred to in such minutes in all material respects.

                  Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Representative shall be deemed to be a representation and warranty by the Company to the Representative as to the matters covered thereby.


                                       14-





                   5. Certain Covenants of the Company. The Company covenants with the several Underwriters as follows:

                            (a) The Company will not at any time, whether before
the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Firm Shares by the several Underwriters, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representative has not been previously advised and furnished a copy, or to which the Representative shall object in writing.

                            (b) The Company  will use its best  efforts to cause
the Registration Statement to become effective and will advise the Representative immediately, and, if requested by the Representative, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Firm Shares for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

                            (c)  The  Company   will   deliver  to  the  several
Underwriters, without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Underwriters may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to the several Underwriters, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as the Underwriters may reasonably request. The Company has furnished or will furnish to the Representative two conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, two copies of all exhibits filed therewith and two conformed copies of all consents and certificates of experts.

                            (d) The  Company  will  comply  with  the  Act,  the
Regulations, the Exchange Act, and the rules and regulations thereunder so as to permit the continuance of sales of and

                                       15-





dealings in the Firm Shares, and in any Option Shares which may be issued and sold. If, at any time when a prospectus relating to such Securities is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

                            (e) The Company will  furnish  such proper  informa-
tion as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or Blue Sky laws relating to the offering or for sale in such jurisdictions as the Representative may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

                            (f) The Company will make generally available to its
security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Representative and its counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                            (g) For a period of five  years  from the  Effective
Date, the Company will deliver to the Representative and to Representative's Counsel on a timely basis (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K and 10-Q and exhibits thereto, filed or furnished to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"); (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 or Form 3, 4 and 5 received or prepared by the Company from time to time; (iv) monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements but excluding data regarding outstanding purchase orders) as is regularly prepared by


                                       16-





management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

                            (h)  Neither  the  Company  nor any  person  that is
controlled by the Company will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Firm Shares.

                            (i)  If  the   transactions   contemplated  by  this
Agreement are consummated, the Representative shall retain the Fifty Thousand Dollars ($50,000) previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company, the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto, the printing and mailing of the Selected Dealer Agreement, the issuance and delivery of the Shares to the several Underwriters; all taxes, if any, on the issuance of the Shares; the fees, expenses and other costs of qualifying the Shares for sale under the Blue Sky or securities laws of those states in which the Shares are to be offered or sold, the cost of printing and mailing the "Blue Sky Survey" and fees and disbursements of counsel in connection therewith, including those of such local counsel as may have been retained for such purpose; the filing fees incident to securing any required review by the NASD; the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of "bound volumes" for the Representative and its counsel, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5(i).

                            In  addition,  at the  Closing  Date  or the  Option
Closing Date, as the case may be, Sands Brothers will, in its individual rather than its representative capacity, deduct from the payment for the Firm Shares or any Option Shares purchased, two percent (2%) of the gross proceeds of the offering (less the sum of Fifty Thousand Dollars ($50,000) previously paid to the Representative), as payment for the Representative's non-accountable expense allowance relating to the transactions contemplated hereby.


                                       17-





                            (j)  In  the  event  the  transactions  contemplated
hereby are not consummated by reason of any action by the Underwriter (except if such prevention is based upon a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriter's obligations hereunder required to be fulfilled by the Company is not fulfilled) the Company shall be liable for the actual accountable out-of-pocket expenses of the Underwriter, including legal fees. In the event the transactions contemplated hereby are not consummated by reason of any action of the Company or because of a breach by the Company of any covenant, representation or warranty herein, the Company shall be liable only for the actual accountable out-of-pocket expenses of the Underwriter, including legal fees. In the event the transactions contemplated hereby are not consummated for any reason, should the Underwriter's out-of-pocket expenses equal an amount that is less than the $50,000 advance received, the remaining sum will be returned to the Company. In addition, if the Company elects not to proceed with the offering contemplated hereby for any reason and subsequently engages in any public offering, private placement, merger, acquisition of securities, joint venture or other similar transaction within twelve (12) months following the Company's election not to proceed, Representative shall have the right to act as investment banker for the Company and to receive a fee in connection therewith equal to five percent (5%) of the consideration paid or received in any such transaction.

                            (k) The Company will apply the net proceeds from the
sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                            (l) During the six month period  following  the date
hereof, none of the Company's officers or directors will offer for sale or sell or otherwise dispose of any securities of the Company owned by them, directly or indirectly, in any manner whatsoever (including pursuant to Rule 144 under the Act), and no holder of registration rights relating to the securities of the Company will exercise any such registration rights, in either case, without obtaining the prior written approval of the Representative. The Company will deliver to the Representative the written undertakings as of the date hereof of its officers and directors to this effect.

                            (m) The  Company  will  not  file  any  registration
statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve (12) months following the date hereof without the Representative's prior written consent; provided, however that the Company shall be permitted to file a Registration


                                       18-





Statement on Form S-8 to cover Shares underlying options granted pursuant to the Company's Stock Option Plan.

                            (n) The  Company  maintains  and  will  continue  to
maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                            (o) The  Company  will  maintain  the listing of the
Shares on the NASDAQ National Market for so long as the Shares remain qualified for such listing.

                            (p) Intentionally Omitted.
                                ----------------------
                            (q)  Subject to the sale of the Firm  Shares,  for a
period  commencing  the date of the  Prospectus and expiring upon the earlier of
(i) three (3) years from the date of the Prospectus or (ii) such time in which the Company consummates an underwritten secondary equity public offering, the Company will, at Representative's option and if so requested by Representative, recommend and use its best efforts to elect one designee of Representative, at the option of Representative, either as a member of or nonvoting advisor to its Board of Directors; such designee, if elected or appointed, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold Representative and its designee harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of such designee's service as a director or advisor and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include each of Representative and its designee as an insured under such policy.

                            If  Representative  does not  exercise its option to
designate such member of or advisor to the Company's Board of Directors, Representative shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give Representative notice of each such meeting and to provide Representative with an agenda


                                       19-





and minutes of the meeting no later than it gives such notice and provides such items to the directors.

                            (r)  Subject  to the  sale of the Firm  Shares,  the
Representative shall have the right of first refusal with respect to any public or private sale of debt or equity securities (excluding sales to employees) of the Company, any subsidiary or successor of the Company, or held by any of the "Principal Shareholders" (i.e., holders of 5% or more of the Company's Common Stock) during a three (3) year period following the date hereof; provided, however, that Albert J. Agbay, the Company's Chairman and Chief Executive Officer shall have the right to sell up to 20,000 shares of Common Stock per calendar quarter pursuant to Rule 144 under the Act without offering the Representative such right of first refusal. It is understood that if such a proposed financing is offered to the Representative, the Representative shall have ten (10) business days in which to determine whether or not to accept such offer and, if the Representative refuses, and provided that such a financing is consummated (a) with another underwriter or placement agent upon the same terms and conditions as those offered to the Representative and (b) within six months after the end of the aforesaid ten (10) business day period, this right of first refusal shall thereafter be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this paragraph (r). Anything contained in this paragraph (r) to the contrary notwithstanding, (i) in the event that the Company receives a letter of intent or other agreement in principle from a "Bulge
Bracket" Underwriter (as such term is commonly known in the investment community) or a top tier technology underwriter and is otherwise ready, willing and able to proceed with such offering, then the Company shall satisfy its obligations under this paragraph (r) if the Company utilizes its BEST EFFORTS to cause the Representative to participate in such offering as a co-manager (it being understood that such participation by the Representative shall nonetheless be at the discretion of the lead underwriter) and (ii) the foregoing right of first refusal shall not apply to Company directed private placement transactions of up to $5 million.

                            (s) The Company hereby agrees,  at its sole cost and
expense, to supply and deliver to the Representative, within a reasonable period from the date hereof, four (4) bound volumes, including the Registration
Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

                            (t) INTENTIONALLY OMITTED.


                                      20-





                            (u) The Company  shall  retain a transfer  agent for
the shares of Common Stock, reasonably acceptable to the Representative, for a period of five (5) years following the Effective Date. In addition, for a period of three (3) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Representative, if so requested in writing, with copies of the Company's daily transfer sheets, and, when so requested by the Representative, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

                            (v) The Company shall,  as of the date hereof,  have
applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of five (5) years from the Effective Date.

                            (w) For a  period  of two (2)  years  following  the
Effective Date, the Company shall provide the Representative, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Representative more frequently than annually if revised forecasts which reflect more current information, and significantly revised assumptions or indicate future results that differ materially from those set forth in the forecasts.

                            (x) For a period  of five (5)  years  following  the
Effective Date, or until such earlier time as the shares of Common Stock are listed on the New York Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Representative with a list, to be updated at least annually, of those states in which the shares of Common Stock may be traded in non-issuer transactions under the Blue Sky laws of the 50 states.

                            (y) For a period  of five (5)  years  following  the
Effective Date, the Company shall continue to retain Arthur Andersen, LLP (or a nationally recognized accounting firm acceptable to the Representative) as the Company's independent public accountants and shall promptly, upon the Company's receipt thereof, submit to the Representative copies of such accountants' management reports and similar correspondence between such accountants and the Company.

                            (z) For a period  of five (5)  years  following  the
Effective Date, the Company, at its expense, shall cause its then independent certified public accountants, as described in


                                       21-





Section 5(x) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to shareholders.

                            (aa) For a period of twenty-five (25) days following
the Effective date, the Company will not issue press releases or engage in any other publicity without the Representative's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.


                  6. Conditions of the Underwriters' Obligation to Purchase Shares from the Company. The obligation of the several Underwriters to purchase and pay for the Firm Shares which it has agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy in all material respects of the representations and warranties of the Company herein, to the accuracy of the statements of the Company or its officers made pursuant hereto, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                            (a) The  Registration  Statement  will  have  become
effective not later than 10:30 A.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Representative may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Representative's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Representative's Counsel.

                            (b) At the time that this  Agreement is executed and
at the Closing Date, there will have been delivered to the Underwriters a signed opinion of Choate, Hall & Stewart, counsel for the Company, dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), substantially as set forth in Exhibit 6b.

                            (c)  At  the  Closing  Date  (i)  the   Registration
Statement and the Prospectus and any amendments or supplements thereto will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement

                                       22-





thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicates might occur after the Effective Date;
(iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and
(iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the several Underwriters a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this Section 6(c) and stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his knowledge, are contemplated or threatened. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative or Representative's Counsel may reasonably request.

                            (d) At the time that this  Agreement is executed and
at the Closing Date, the several Underwriters will have received a signed letter from Arthur Andersen, LLP dated the date such letter is to be received by the Underwriters and addressed

                                       23-





to them, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by them, in their opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to their attention which, in their judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or increases in total or per share net loss compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) they have compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                                       24-






                            (e)  There  shall  have been  duly  tendered  to the
Representative certificates representing the Firm Shares to be sold on the Closing Date.

                            (f) The NASD  shall  have  indicated  that it has no
objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriters.

                            (g)  No  action   shall   have  been  taken  by  the
Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriters' or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                            (h) All proceedings taken at or prior to the Closing
Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Representative and to Representative's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in Section 6(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

                           If any of the conditions specified in this Section
6  have  not  been   fulfilled,   this   Agreement  may  be  terminated  by  the
Representative on notice to the Company.

                   7.      Indemnification.
                           ----------------
                            (a)  The  Company   agrees  to  indemnify  and  hold
harmless each Underwriter and each officer, director, partner, employee and agent of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of,

                                      25-





any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject, under the Act or otherwise, insofar as such losses, claims, liabilities, expenses or damages (i) arise out of or are based on any untrue statement or alleged untrue statement of any material fact contained in
(A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or (B) any blue sky application or other document executed by the Company specifically for that purpose or based on written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or the omission or alleged omission to state in such document or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein; or (iii) arise out of or are based on any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, liability, expense or damage arises from the sale of Units in the public offering to any person by an Underwriter and is based on an untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or any such amendment or supplement thereof or any such preliminary Prospectus or the Prospectus or any such amendment or supplement thereto. This indemnity will be in addition to any liability which the Company may otherwise have.

                            (b) Each  Underwriter  severally,  but not  jointly,
will indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement or any omission or alleged omission made in reliance on and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto.


                                      26-





                            (c) Promptly after receipt by an  indemnified  party
under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is an Underwriter or a person who controls such Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party and in the judgment of the Representative, it is advisable for the Representative or such Underwriters or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by you). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnifying party.


                                       27-





                   8.  Contribution.  In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter makes claim for indemnification pursuant to Section 7 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any Underwriter, then the Company and each person who controls the Company, in the aggregate, and any such Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that all such Underwriters are responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per share appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that (a) if such allocation is not permitted by applicable law then the relative fault of the Company and the Underwriters and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company and the Underwriters to contribute pursuant to this Section 8 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriters and their respective controlling persons in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and (b) that the contribution of each contributing Underwriter shall not be in excess of its proportionate share (based on the ratio of the number of Units purchased by such Underwriter to the number of Units purchased by all contributing Underwriters) of the portion of such losses, claims, damages or liabilities for which the Underwriters are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to

                                       28-





contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the term "Underwriter" includes any officer, director, or other person who controls an Underwriter within the meaning of Section 15 of the Act, the word "Company" includes any officer, director, or person who controls the Company within the meaning of Section 15 of the Act. If the full amount of the contribution specified in this paragraph is not permitted by law, then any Underwriter and each person who controls any Underwriter shall be entitled to contribution from the Company, its officers, directors and controlling persons to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under Section 11 of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                  9. Substitution of Underwriters. If any Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase the Firm Shares hereunder, or shall fail to take up and pay for the number of Firm Shares set forth opposite their respective names in Schedule A hereto upon tender of such Firm Shares in accordance with the terms hereof, then:

                            (a) If the  aggregate  number of Firm  Shares  which
such Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Firm Shares, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase.

                            (b) If any  Underwriter or  Underwriters  so default
and the agreed number of Firm Shares with respect to which such default or defaults occurs is more than 10% of the total number of Firm Shares, the remaining Underwriters shall have the right to take up and pay for (in such proportion as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If such remaining Underwriters do not, at the First Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, the time for delivery of the Firm Shares shall be extended to the next business day to allow the several Underwriters the privilege of substituting within twenty-four hours (including nonbusiness hours) another underwriter or underwriters satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such twenty-four hour period, the time of delivery of the Firm Shares may, at the option of the Company, be

                                       29-





again extended to the next following business day, if necessary, to allow the Company the privilege of finding within twenty-four hours (including nonbusiness hours) another underwriter or underwriters to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted Underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company or the Representative shall have the right to postpone the time of delivery for a period of not more than seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of Firm Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken at the basis of the underwriting obligation for all purposes of this Agreement.

         If in the event of a default by one or more Underwriters and the remaining Underwriters shall not take up and pay for all the Firm Shares agreed to be purchased by the defaulting Underwriters or substitute another underwriter or underwriters as aforesaid, and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

         If, following exercise of the option provided in Section 3(a) hereof, any Underwriter or Underwriters shall for any reason not permitted hereunder cancel their obligations to purchase Option Shares at the Option Closing Date, or shall fail to take up and pay for the number of Option Shares, which they become obligated to purchase at the Option Closing Date upon tender of such Option Shares in accordance with the terms hereof, then the remaining Underwriters or substituted Underwriters may take up and pay for the Option Shares of the defaulting Underwriters in the manner provided in Section 9(b) hereof. If the remaining Underwriters or substituted Underwriters shall not take up and pay for all such Option Shares, then the Underwriters shall be entitled to purchase the number of Option Shares for which there is no default or, at their election, the option shall terminate, the exercise thereof shall be of no effect.

         As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. In the event of termination, there shall be no liability on the part of any nondefaulting Underwriter to the Company, provided that the provisions of this Section 9 shall not in any event affect the liability of any defaulting Underwriter to the Company arising out of such default.


                                       30-





                   10. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriters contained in Sections 7 and 8 hereof, and the representations and warranties of the Company contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of its directors and officers, or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares.

                  11.       Termination of Agreement.
                            -------------------------

                            (a) The Company, by written or telegraphic notice to
the Underwriter, or the Underwriter, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or
(ii) the time when the Underwriter, after the Registration Statement becomes effective, releases the Firm Shares for public offering. The time when the Underwriter "releases the Firm Shares for public offering" for the purposes of this Section 10 means the time when the Underwriter releases for publication the first newspaper advertisement, which is subsequently published, relating to the Firm Shares or the time when the Underwriter releases for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Firm Shares, whichever will first occur.

                            (b) This Agreement,  including  without  limitation,
the obligation to purchase the Firm Shares and the obligation to purchase the Option Shares after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for all the Firm Shares or the Option Shares, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in
Section 4 hereof are not materially correct or covenants in Section 5 hereof cannot be complied with; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange;
(v) a banking moratorium will have been declared either by United States federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Firm Shares or the Option Shares, will be established by NASDAQ, by the Commission, by any other United States federal or state agency, by action of the Congress or by Executive Order; (vii)


                                       31-





trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Underwriter, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Underwriter, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriter for the resale of, the Firm Shares or the Option Shares, as the case may be.

                            (c) If this  Agreement  is  terminated  pursuant  to
Section 6 hereof or this Section 11 or if the purchases provided for herein are not consummated because any condition of the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 5(j), 7, 8 and 10 of this Agreement.

                  12. Information Furnished by the Underwriters to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(e), 7(a), 7(b) and 8 hereof, the only information given by the Underwriters to the Company for use in the Prospectus are the statements set forth on page [2] with respect to stabilization, under the heading "Underwriting" and the identity of counsel to the Underwriters under the heading "Legal Matters"], as such information appears in any Preliminary Prospectus and in the Prospectus.

                  13. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Placement Agent, to 90 Park Avenue, New York, New York 10016, Attention: Howard Sterling, Executive Vice President, with a copy to Littman Krooks Roth & Ball P.C., Attn: Mitchell C. Littman, Esq., 655 Third Avenue, New York, New York 10017; if to the Com- pany, addressed to it at 182 Turnpike Road, Westborough, MA 01581 Attention: Albert J. Agbay, Chairman and Chief Executive Officer,


                                       32-





with a copy to Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, MA 02109, Attention: Stephen K. Fogg, Esq. and William C. Rogers, Esq.; or, in each case, to such other address as the parties may hereinafter designate by like notice.

                           This Agreement  shall be deemed to have been made and
delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States
District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

                  14. Parties in Interest. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or any of the Underwriters, each officer, director, partner, shareholder, employee and agent of the several Underwriters, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Shares from any of the several Underwriters, as such purchaser.

                  15. Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any other terms of this Agreement will not in any way be affected thereby.

                  16. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.


                                       33-





                  17. Counterparts. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and such counterparts together will constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                    Very truly yours,

                                    NEXAR TECHNOLOGIES, INC.


                                    By: ______________________________
                                        Name:
                                        Title:

Confirmed and accepted in
New York, N.Y., as of the
date first above written:

SANDS BROTHERS & CO., LTD.



By:_________________________________
    For itself and as Representative
    of the several Underwriters


                                       34-




                                   SCHEDULE A


Name of Underwriter                        Number of Firm Shares to be Purchased
-------------------                        -------------------------------------
Sands Brothers & Co., Ltd.















Total:                                                                 2,500,000
                                                                       =========
9.

1.311982

                                       35-